UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 19, 2013

Ebix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200

Atlanta, Georgia

30328

(Address of principal executive offices) (Zip Code)

(678) 281-2020

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 19, 2013, Ebix, Inc., a Delaware corporation (the “Company”), mutually agreed with Exchange Parent Corp., a Delaware corporation (“Parent”), and Exchange Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (together with Parent, the “Parent Parties”), to terminate that certain Agreement and Plan of Merger, dated May 1, 2013, among the Company and the Parent Parties (the “Merger Agreement”), pursuant to that certain Termination and Settlement Agreement, dated June 19, 2013 (the “Termination Agreement”), among the Company, the Parent Parties, the Investor (as defined below), Robin Raina, the Robin Raina Foundation and the Rennes Fondation. Parent is owned by Broad Street Principal Investments, L.L.C., an affiliate of Goldman, Sachs & Co. (such affiliate, the “Investor”).

In connection with the termination of the Merger Agreement and pursuant to the Termination Agreement, the ancillary agreements that were entered into concurrently with the execution of the Merger Agreement by the Company, the Parent Parties, Robin Raina, the Company’s Chairman and Chief Executive Officer, the Robin Raina Foundation, the Rennes Fondation, and/or the Investor have also been terminated. The material terms of the Merger Agreement and the ancillary agreements are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013, which descriptions are incorporated herein by reference. A copy of the Termination Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Company had no material relationship with the Parent Parties prior to the execution of the Merger Agreement.

On June 19, 2013, the Company issued a press release announcing the termination of the Merger Agreement discussed in Item 1.02 of this Current Report. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

2.1	Termination and Settlement Agreement, dated June 19, 2013, among the Company, Exchange Parent Corp., Exchange Merger Corp., Robin Raina, the Robin Raina Foundation, the Rennes Fondation and Broad Street Principal Investments, L.L.C.

99.1	Press Release of Ebix, Inc. dated June 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ebix, Inc.

Dated: June 21, 2013	By:	/s/ Robert Kerris
Name: Robert Kerris
Title: Chief Financial Officer and Corporate Secretary